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                                     [LETTERHEAD]


                                    July 15, 1997


Anvil Knitwear, Inc.
Anvil Holdings, Inc.
Cottontops, Inc.
228 East 45th Street
New York, NY  10017

         Re:  Anvil Knitwear, Inc.
              Anvil Holdings, Inc.
              Registration Statements on Form S-4
              Registration Nos. 333-26995 and 333-26999
              --------------------------------------------------

Ladies and Gentlemen:

    We are issuing this opinion letter in our capacity as special legal counsel to Anvil Knitwear, Inc., a Delaware corporation ("Anvil"), Anvil Holdings, Inc., a Delaware corporation ("Holdings"), and Cottontops, Inc., a Delaware corporation ("Cottontops"), (i) in connection with the proposed registration by Anvil of up to $130,000,000 in aggregate principal amount of Anvil's 10 7/8% Series B Senior Notes due 2007 (the "New Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-26995) filed with the Securities and Exchange Commission (the "Commission") on May 13, 1997 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Notes Registration Statement") and (ii) in connection with the proposed concurrent registration by Holdings of up to $57,500,000 aggregate liquidation preference of Holdings' 13% Senior Exchangeable Preferred Stock due 2009 (the "New Senior Preferred Stock"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-26999) filed with the Commission on May 13, 1997 under the Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Senior Preferred Stock Registration Statement"). The obligations of Anvil under the New Notes will be guaranteed by Holdings and Cottontops (the "Guarantees"). The New Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of March 14, 1997, among Anvil, Holdings, Cottontops and United States Trust Company of New York, as Trustee, in exchange for and in replacement of Anvil's outstanding 10 7/8% Senior Notes due 2007 (the "Old Notes"), of which $130,000,000 in aggregate principal amount is


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Anvil Knitwear, Inc.
Anvil Holdings, Inc.
Cottontops, Inc.
July 15, 1997
Page 2


outstanding. The New Senior Preferred Stock is to be issued pursuant to Holdings' Certificate of Designation as filed with the Secretary of the State of Delaware on March 13, 1997, in exchange for and in replacement of Holdings' outstanding 13% Senior Exchangeable Preferred Stock due 2009 (the "Old Senior Preferred Stock") of which $30,000,000 aggregate liquidation preference is outstanding. Anvil, Holdings and Cottontops are referred to collectively herein as the "Registrants."

    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation, as amended, and the By-Laws of each of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the New Notes, the Guarantees and the New Senior Preferred Stock, (iii) the Notes Registration Statement and the Senior Preferred Stock Registration Statement, and (iv) that certain Registration Rights Agreement, dated March 14, 1997, among Anvil, Holdings, Cottontops and Donaldson Lufkin & Jenrette Securities Corporation ("DLJ"), Wasserstein Perella Securities, Inc. and NationsBanc Capital Markets, Inc. and that certain Registration Rights Agreement, dated March 14, 1997, between Holdings and DLJ.

    For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Anvil, Holdings, Cottontops and others.

    Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws



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Anvil Holdings, Inc.
Cottontops, Inc.
July 15, 1997
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of the State of New York, the General Corporation Law of the State of Delaware
and the federal laws of the United States of America.

    Based upon and subject to the assumptions, qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Notes Registration Statement and the Senior Preferred Stock Registration Statement become effective, (ii) the Board of Directors and the appropriate officers of the Registrants have taken all necessary action to fix and approve the terms of the New Notes, the Guarantees and the New Senior Preferred Stock, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the New Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes and (v) the New Senior Preferred Stock has been duly executed and authenticated in accordance with the provisions of the Certificate of Designation and duly delivered to the purchasers thereof in exchange for the Old Senior Preferred Stock, the New Notes, the Guarantees and the New Senior Preferred Stock will be validly issued obligations of the Registrants.

    We hereby consent to the filing of this opinion with the commission as
Exhibit 5 to the Notes Registration Statement and the Senior Preferred Stock Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Notes Registration Statement and the Senior Preferred Stock Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


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Anvil Knitwear, Inc.
Anvil Holdings, Inc.
Cottontops, Inc.
July 15, 1997
Page 4


    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

    This opinion is furnished to you in connection with the filing of the Notes Registration Statement and Senior Preferred Stock Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                             Sincerely,

                             /s/ Kirkland & Ellis

                             Kirkland & Ellis